Exhibit 99.1

Bright Mountain Acquisition Corporation Reports Third Quarter 2014 Financial Results

Boca Raton, FL – November 25, 2014 – Bright Mountain Acquisition Corporation (OTCQB: BMAQ), an owner, acquirer and manager of customized websites for military and public safety audiences, today announced the financial and operating results for the third quarter and nine months ended September 30, 2014.

Highlights for the Third Quarter Ended September 30, 2014, as compared to the third quarter in 2013:

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For the quarter ended Sept 30, 2014 revenue increased 82% to $276,843, as compared to $151,770 for the same period last year.

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Product revenue increased 64% to $245,812, as compared to $150,747 for the same period last year.

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Advertising revenue increased 2,933% to $31,031, as compared to $1,023 for the same period last year.

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Gross profit was $90,232, up 149% from $36,238 for the same period last year.

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Gross profit margins increased to 33%, up from 24% for the same period last year.

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Website traffic visits to our sites increased to 4,110,000 from 240,000 as a result of organic growth and acquisitions.

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Net Loss increased to $344,965 from $258,777.

Results for the Nine Months ended September 30, 2014, as Compared to the Nine Months ended in 2013

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For the nine months ended Sept 30, 2014 revenue increased 128% to $742,006, as compared to $325,485 for the same period last year.

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Product revenue increased 109% to $675,130, as compared to $323,147 for the same period last year.

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Advertising revenue increased 2,760% to $66,876, as compared to $2,338 for the same period last year.

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Gross profit was $215,619, up 206% from $70,493 for the same period last year.

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Gross profit margins increased to 29%, up from 22% for the same period last year.

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Website traffic visits to our sites increased to 7,633,000 from 412,000 as a result of organic growth and acquisitions.

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Net Loss increased to $1,109,539 from $991,473.

Additional information on our results for the three and nine months ended September 30, 2014 can be found in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

Commenting on the third quarter 2014 financial results, Kip Speyer, Chief Executive Officer stated, “We are pleased to report an increase in sales as a result of our successful strategy execution and are excited by the growth trajectory it has created. We continue to focus on increasing sales while being mindful of our expenses.”

“Reporting substantial increases in our revenues from product sales is a major accomplishment and we continue to support that business. Furthermore, we are very encouraged regarding the advertising revenue that we have established in such a short time by offering advertisement opportunities on our websites. Our platform to reach military and public safety has gained traction and we believe we will continue to gain market share within this industry specific sector,” continued Mr. Speyer.

About Bright Mountain Acquisition Corporation

Bright Mountain Acquisition Corporation owns, acquires and manages websites customized to provide military and public safety personnel with information, news, products, videos and services.

List of our Websites:

•	Bootcamp4me.com;
•	Bootcamp4me.org;
•	BMAQ.com;
•	Brightwatches.com;
•	Coastguardnews.com;
•	Fdcareers.com;
•	Fireaffairs.com;
•	Gopoliceblotter.com;
•	Leoaffairs.com;
•	PopularMilitary.com;
•	Teacheraffairs.com;
•	Thebravestonline.com;
•	Thebright.com;
•	Wardocumentaryfilms.com;
•	Welcomehomeblog.com;
•	360fire.com

For more information, visit www.bmaq.com.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. Bright Mountain Acquisition Corporation’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward-looking statements speak only as to the date they are made and Bright Mountain Acquisition Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations Contact

Andrew Barwicki

516-662-9461